January 16, 2009

AMENDMENT TO JAY MARKELL’S SEPARATION AGREEMENT

This amendment modifies paragraph 1 of Workstream’s Separation Agreement executed on December 23, 2008 with Jay Markell, Chief Financial Officer for Workstream and extends Jay Markell’s last day worked to the date of the filing of the 10Q for FY09 Q2.  Payment for severance will begin on January 30th, 2009.

With the exception of the paragraph modification listed in this amendment, the remainder of the agreement remains unchanged and enforceable.

I agree to the terms of this amendment.

/s/ Jay Markell
Jay Markell	Date

/s/ Stephen J. Purello
Stephen J. Purello, President/CEO